UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): June 3, 2022

REPUBLIC BANCORP, INC.

(Exact name of registrant as specified in its charter)

Kentucky	0-24649	61-0862051
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

601 West Market Street, Louisville, Kentucky	40202
(Address of principal executive offices)	(zip code)

Registrant’s telephone number, including area code: (502) 584-3600

Title of each class	Trading Symbol	Name of each exchange on which registered
Class A Common	RBCAA	The Nasdaq Stock Market

NOT APPLICABLE
(Former Name or former Address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 Other Events.

On June 3, 2022, Republic Bank & Trust Company (the “Bank”) and Green Dot Corporation entered into a settlement agreement (the “Settlement Agreement”) to fully resolve the lawsuit that the Bank filed against Green Dot Corporation (“Green Dot”) in the Delaware Court of Chancery, C.A. No. 2021-0854-SG, on October 5, 2021 (the “Lawsuit").

As previously disclosed in the prior filings with the Securities and Exchange Commission of Republic Bancorp, Inc. (the “Company”) (including its Form 8-K filed January 10, 2022; Form 10-K filed March 1, 2022; and Form 10-Q filed May 6, 2022), the Lawsuit arose from Green Dot’s inability to consummate the transaction contemplated in the May 13, 2021 Asset Purchase Agreement (the “Purchase Agreement”) through which Green Dot would purchase all of the assets and operations of the Bank’s Tax Refund Solutions business.

In accordance with the Settlement Agreement, on June 6, 2022, Green Dot paid $13 million to the Bank, which was in addition to a $5 million termination fee that Green Dot paid to the Bank during the first quarter of 2022 under the terms of the Purchase Agreement. On June 6, 2022, the Bank and Green Dot submitted to the Delaware Court of Chancery a stipulation of dismissal of the Lawsuit.

Except as required by law, the Company does not assume any obligation to update any forward-looking statement herein to reflect events or circumstances that occur after the date hereof.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Republic Bancorp, Inc.
(Registrant)

Date: June 7, 2022	By:	/s/ Kevin Sipes
Executive Vice President, Chief Financial Officer & Chief Accounting Officer